Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), is executed as of November 10, 2008, by and between Cygne Designs, Inc., a Delaware corporation (“Seller”), and Bernard Manuel (“Buyer”).

RECITALS:

WHEREAS, Seller desires to sell, and Buyer desires to purchase, certain assets, properties and rights of Seller related to Seller’s ownership interests in its Guatemalan subsidiaries, namely, JMB Internacional, S.A., Cygne Guatemala, S.A. and MBS Internacional, S.A. and their respective assets, including without limitation, all prepaid expenses and accounts receivable relating thereto (the “Purchased Stock”) (but no other assets, operations or business of Seller), subject to the assumption by Buyer of certain liabilities and obligations of Seller related to such Purchased Stock, upon the terms and subject to the limitations and conditions hereinafter set forth; and

WHEREAS, the parties anticipate that Seller will continue to conduct its business after the consummation of the sale of the Purchased Stock as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1,           Sale and Transfer of the Assets; Excluded Assets.  Subject to and upon the terms and conditions of this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer all of Seller’s right, title and interest in and to the Purchased Stock, and Buyer hereby agrees to purchase the Purchased Stock, consistent with the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained herein, the Purchased Stock shall not include, with respect to Seller, any other assets used by Seller in the operation of its business or Seller’s rights under this Agreement.

2.           Purchase Price.  The aggregate purchase price to be paid by Buyer for the Purchased Stock (the “Purchase Price”) shall be $10,000, payable to Seller by check or wire transfer.

3.           Conditions.  The obligations of the parties to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction of the following: (i) upon payment of the Purchase Price by Buyer, Seller shall transfer the Purchase Price to Comerica Bank, Seller’s lender (the “Lender”); and (ii) the Lender shall consent to this Agreement and the transactions contemplated hereby, and shall agree to release its lien on the Purchased Stock and related assets. In the event that either of the foregoing conditions is not met, Seller shall return the Purchase Price to Buyer and this Agreement shall be null and void and of no further force or effect without any action on the parties.

4.           Mutual Release.  Subject to satisfaction of the conditions of Section 3 hereof and consummation of the transactions contemplated hereby, (i) Seller hereby releases, relinquishes and discharges any and all of Seller’s right, title, ownership and any other interest in and to the Purchased Stock, including without limitation, any accounts receivable and prepaid expenses relating thereto; and (ii) Buyer hereby releases Seller from any and all liabilities and obligations related to the Purchased Stock.

5.           General Provisions.

a)           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

b)           Entire Agreement; Non-assignability; Parties in Interest.  This Agreement shall constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

c)           Severability.  In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

d)           Governing Law. This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of law principles. Each party hereto hereby irrevocably submits and consents to the jurisdiction of any California state or federal court located in Los Angeles County over any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such California state or federal court.

e)           No Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

CYGNE DESIGNS, INC.

By: /s/ Samuel J. Furrow, Jr.
Samuel J. Furrow, Jr., President and CEO

/s/ Bernard Manuel
Bernard Manuel

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